UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2008

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 19, 2008, the Secretary of State of Nevada accepted for filing a Certificate of Change with respect to a reverse stock split of our authorized and issued and outstanding shares of common stock, as approved by our board of directors. Our preferred stock is not affected by the reverse stock split.

As a result, our authorized capital decreased from 415,384,500 shares of common stock with a par value of $0.001 to 83,076,900 shares of common stock with a par value of $0.001. Our issued and outstanding share capital decreased from 129,608,887 shares of common stock to 25,921,765 shares of common stock.

Item 7.01 Regulation FD Disclosure

The Forward Stock Split became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 19, 2008 under the new stock symbol “CPAH”. Our new CUSIP number is 22228P203.

On March 19, 2008 we issued a news release announcing that we have received conditional approval for the listing of our common shares on the TSX Venture Exchange as a Tier 1 issuer.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Change filed with the Secretary of State of Nevada, effective on March 19, 2008.

99.1	News release dated March 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:	/s/ David Karp
David Karp
Chief Financial Officer & Director

Dated: March 19, 2008